As filed with the Securities and Exchange Commission on August 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MannKind Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3607736
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

30930 Russell Ranch Road, Suite 300

Westlake Village, California 91362

(818) 661-5000

(Address of Principal Executive Offices, Including Zip Code)

MannKind Corporation

2018 Equity Incentive Plan

(Full Title of the Plan)

Michael E. Castagna

Chief Executive Officer

MannKind Corporation

30930 Russell Ranch Road, Suite 300

Westlake Village, California 91362

(Name and Address of Agent for Service)

(818) 661-5000

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Thomson Corporate Vice President, General Counsel & Secretary MannKind Corporation 30930 Russell Ranch Road, Suite 300 Westlake Village, California 91362 (818) 661-5000	L. Kay Chandler, Esq. Sean M. Clayton, Esq. Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock issuable under the 2018 Equity Incentive Plan ($0.01 par value per share)	12,500,000 shares (3)	$1.59	$19,875,000	$2,579.78

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional shares of the Registrant’s common stock (the “Common Stock”) as may become issuable under the MannKind Corporation 2018 Equity Incentive Plan (the “2018 Plan”) as a result of any stock split, stock dividend, recapitalization or similar transaction.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on August 3, 2020, as reported on The Nasdaq Global Market.

(3)

Represents shares of Common Stock added to the shares authorized for issuance under the 2018 Plan pursuant to an amendment to the 2018 Plan approved by the Registrant’s stockholders at the Registrant’s 2020 Annual Meeting of Stockholders.

INCORPORATION BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2018 Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission, or SEC, on August 7, 2018 (File No. 333-226648). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-50865), filed with the SEC on August 9, 2016).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MannKind Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on March 2, 2017).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MannKind Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on December 13, 2017).

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MannKind Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on May 27, 2020).

4.5	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on May 27, 2020).

4.6	Form of common stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K (File No. 000-50865), filed with the SEC on March 16, 2017).

5.1	Opinion of Cooley LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	MannKind Corporation 2018 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (file No. 000-50865), filed with the SEC on August 5, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on August 7, 2020.

MANNKIND CORPORATION

By:	/s/ Michael E. Castagna
Michael E. Castagna
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael E. Castagna and David Thomson, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael E. Castagna Michael E. Castagna	Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2020

/s/ Steven B. Binder Steven B. Binder	Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2020

/s/ Kent Kresa Kent Kresa	Chairman of the Board of Directors	August 7, 2020

/s/ Ronald J. Consiglio Ronald J. Consiglio	Director	August 7, 2020

/s/ Michael Friedman Michael Friedman, M.D.	Director	August 7, 2020

/s/ Jennifer Grancio Jennifer Grancio	Director	August 7, 2020

/s/ Anthony Hooper Anthony Hooper	Director	August 7, 2020

/s/ Christine Mundkur Christine Mundkur	Director	August 7, 2020

/s/ James S. Shannon James S. Shannon, M.D., MRCP (UK)	Director	August 7, 2020